UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 1, 2006

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Michael Owens Way
Perrysburg, Ohio		43551-2999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (567) 336-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 1, 2006, the Company announced its decision to close its Godfrey, Illinois, machine parts manufacturing operation. The Company’s press release announcing the closing was furnished as exhibit 99.1 to a Form 8-K filed on September 8, 2006.

Subsequent to filing the above Form 8-K, and in connection with finalizing its results of operations for the quarter ending September 30, 2006, the Company has estimated the total charge associated with the Godfrey closure to be $29.7 million consisting of $12.1 million for impairment of assets, $9.1 million for one-time employee separation benefits, and $8.5 million for insurance and other costs related to the closing. Approximately $11.5 million of the total charge will result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006	OWENS-ILLINOIS, INC.
(registrant)

	By:	/s/ Edward C. White
Name: Edward C. White
	Its:	Senior Vice President and Chief Financial Officer